Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Georgia Dividend Advantage Municipal Fund
333-59064
811-10351

The annual meeting of shareholders was held in the offices of Nuveen Investments on December 16, 2011;
at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. In addition, the shareholders were asked to vote on the approval of an Agreement and Plan of Reorganization. The meeting was subsequently adjourned to January 31, 2012, March
5, 2012, April 13, 2012 and May 14, 2012.


Voting results for the annual meeting are as follows:

<c> Common and Preferred Shares voting
together as a class
<c>  Preferred Shares
To approve the elimination of the fundamental policies relating to the Funds ability to make loans.


   For
                1,612,871
                543,686
   Against
                   134,118
                  85,712
   Abstain
                   111,971
                  24,700
   Broker Non-Votes
                   414,532
                135,101
      Total
                2,273,492
                789,199



To approve the new fundamental policy relating to the Funds ability to make loans.


   For
                1,609,601
                546,686
   Against
                   136,743
                  82,712
   Abstain
                   112,616
                  24,700
   Broker Non-Votes
414,532
135,101
      Total
                2,273,492
                789,199



To approve the Agreement and Plan of
Reorganization.


   For
                1,853,926
                737,568
   Against
                   122,935
                  87,512
   Abstain
                   102,654
                  29,700
      Total
                   405,472
                129,719



Proxy materials for the annual meeting are herein incorporated by reference to the SEC filing on November 3, 2011, under Conformed Submission Type DEF N 14 8C/A, accession number 0001193125-11-293394.

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